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EXHIBIT 99.1

American Environmental Energy, Inc. (AEEI) Warns Shareholders of Improper Proxy and Investment Solicitations by Equinox Carbon Equities, Inc.

Costa Mesa, CA - American Environmental Energy, Inc. (AEEI.PK) warns its shareholders that it has become aware of inappropriate solicitations of investments and proxies by Equinox Carbon Equities, Inc., a Nevada corporation, and their affiliates. In the course of such improper solicitations, Equinox Carbon Equities and its representatives and agents are believed to be making misrepresentations regarding the business and operations of American Environmental Energy.

We have been notified by many of our shareholders that associates of Kensington Resources, a company currently under SEC and FBI investigation, are soliciting investments and proxies from the shareholders of American Environmental Energy. Kensington Resources and many of its affiliates have been ordered to cease and desist from the offer and sale of securities by state securities commissioners in at least two states, Texas and Pennsylvania. See http://www.ssb.state.tx.us/Enforcement/files/1662.pdf. Solicitations are being made by Carlton Williams, believed to be a former agent or employee of Kensington Resources, and Billy Barnwell, an officer of Equinox Carbon Equities. As far as we know, Equinox Carbon Equities does not have any pre-existing business or personal relation with the shareholders of American Environmental Energy and solicitations have been made with inaccurate or misleading representations. Additionally, Equinox Carbon Equities has used subscription agreements in the name of American Environmental Energy without authorization.

American Environmental Energy shareholders should be aware that the Company is pursuing litigation against Equinox Carbon Equities and its principals for breach of agreement, unfair business practices and other claims. American Environmental Energy paid $425,000 as investments and loans to Equinox Carbon Equities for 80% ownership. After receipt of the funds, Equinox Carbon Equities terminated the agreement, kept the money and has refused to deliver the ownership interest. In an effort to avoid the potential liability for such claims, Equinox Carbon Equities and Billy Barnwell hopes to gain voting control of American Environmental Energy through the improper proxy and then cancel and terminate the litigation against them.

Brent Brewer, CEO of American Environmental Energy, stated: "Before accepting any offers or solicitations from Equinox Carbon Equities or its agents, we encourage you to perform thorough due diligence and call American Environmental Energy for current information. There will be additional information available to our shareholders in the March 24th conference call."

                    About American Environmental Energy, Inc.

American Environmental Energy, Inc. is a global developer and manager of renewable and alternative energy sources including carbon offsets, with current focuses in bio-diesel fuel, waste to energy solutions that include anaerobic digesters and pyrolytic conversions, wind, solar, and carbon sequestration applications and technologies. American Environmental Energy supports the use of best available technology and the integration of energy conversion devices where the company can enhance value creation when bundled with proprietary techniques to build "ecologically friendly power parks" that serve the surrounding community.


For further information please contact our office at (949) 610-8470

The information in this press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to prospective operations. Forward-looking statements relate to expectations or forecasts of future events. American Environmental Energy Inc. does not assume the obligation to update any forward-looking statement. Many factors could cause actual results to differ materially from American Environmental Energy Inc.'s forward-looking statements, including the availability of capital and credit, market forces, economic factors, current and future competition and other uncertainties.